UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 23, 2021

Bank of Marin Bancorp
(Exact name of Registrant as specified in its charter)

California	001-33572	20-8859754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

504 Redwood Blvd., Suite 100, Novato, CA	94947
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code:  (415) 763-4520

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, no par value and attached Share Purchase Rights	BMRC	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) and (c) Retirement and Appointment of Named Executive Officer

Bank of Marin Bancorp (Nasdaq: BMRC) (“Bancorp”) announced the retirement of Russell A. Colombo from his role as Chief Executive Officer of Bancorp and Bank of Marin, Bancorp’s wholly owned subsidiary, to be effective October 31, 2021. Bancorp named Timothy D. Myers, currently President and Chief Operating Officer, age 51, as his successor. Mr. Myers will step into his new role as President and Chief Executive Officer of Bancorp and Bank of Marin on November 1, 2021.

Mr. Myers’ 25-year career in financial services includes experience in small business, middle market and corporate banking in Portland, Oregon and the San Francisco Bay Area. He joined Bank of Marin in April 2007 to head up the San Francisco Commercial Banking Office. Within 6 years, in 2013, Mr. Myers was named Senior Vice President, Head of Commercial Banking and in 2015, he assumed the title of Executive Vice President. He was named Chief Operating Officer in June 2020 and was promoted to President in May 2021.

In connection with his appointment as Chief Executive Officer, Mr. Myers, Bancorp and Bank of Marin entered into an employment agreement with an initial two year term, and automatic one year extensions thereafter unless terminated earlier by either party, providing for a base salary of $475,000 per year, and an annual incentive payment targeted at 65%, but based on performance up to 130%, of Mr. Myers’ base salary, subject to the terms and conditions of the Bank of Marin Individual Incentive Plan. If Mr. Myers is terminated without cause, he will be entitled to severance compensation of twelve months’ base salary, a pro rata bonus to the extent then earned, and COBRA health insurance premiums up to eighteen months. If Mr. Myers resigns for “good reason,” as defined in the employment agreement, he is entitled to a severance payment equal to six months base salary. The foregoing summary of the employment agreement is qualified by reference to the full text of the agreement attached hereto as Exhibit 10.1. In addition, Mr. Myers, Bancorp and Bank entered into a new change in control agreement to replace his previous such agreement that provides a severance benefit if Mr. Myers is terminated, or resigns for “good reason,” following a change in control consisting of: (a) 1.5 times Mr. Myers’ average annual base salary for the prior three years, (b) his annual bonus for the preceding year, and (c) health insurance premiums for eighteen months and dental and vision premiums for twelve months under COBRA. The foregoing summary of the change in control agreement is qualified by reference to the full text of the general form of agreement attached as Exhibit 10.12 to Bancorp’s Annual Report on Form 10-K filed on March 15, 2021.

(d) Appointment of Director

Also announced on September 24, 2021, was the appointment of Tim Myers as a new Bank and Bancorp Board member, effective November 1, 2021. Mr. Colombo will continue to remain on both of the Boards.

The Press Release is attached as Exhibit 99.1 and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Item 9.01    Financial Statements and Exhibits

(d)        Exhibits.

Exhibit No.	Description

10.1	Employment Agreement with Timothy D. Myers dated September 23, 2021
99.1	Press release dated September 24, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 24, 2021	BANK OF MARIN BANCORP
		By:	/s/ Tani Girton
Tani Girton
Executive Vice President
and Chief Financial Officer